UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2015

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 26, 2015, FitLife Brands, Inc. (the “Company”)  presented at the Midwest IDEAS Investor Conference in Chicago, Illinois. The presentation included a power point presentation in the form attached hereto as Exhibit 99.2.

This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 8.01 Other Events.

On August 24, 2015, the Company issued a press release annoucing the presentation at the Midwest IDEAS Investor Conference on August 26, 2015 in Chicago, Illinois.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015	FitLife Brands, Inc.

By: /s/ Michael Abrams
Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued August 24, 2015
99.2	Investor presentation